SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: SEPTEMBER 17, 2003
Date of Earliest Event Reported: SEPTEMBER 17, 2003

LIBERTY MEDIA CORPORATION
(Exact Name of Registrant as Specified in its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

0-20421	84-1288730
(Commission File Number)	(I.R.S. Employer Identification No.)

12300 LIBERTY BLVD. ENGLEWOOD, COLORADO 80112
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (720) 875-5400

ITEM 5. OTHER EVENTS.

On September 17, 2003, Liberty Media Corporation (the “Company”) completed its previously announced acquisition (the “Closing”) of Comcast Corporation’s (“Comcast”) approximate 57% ownership stake (the “Acquired Interest”) in QVC, Inc. (“QVC”), pursuant to an Amended and Restated Stock Purchase Agreement, dated as of June 30, 2003, among the Company, Comcast, Comcast QVC, Inc., a wholly owned subsidiary of Comcast, and QVC (the “Stock Purchase Agreement”).  At Closing, the Company delivered 217,709,773 shares of its Series A common stock (the “Shares”), its Floating Rate Senior Notes due 2006 in an aggregate principal amount of $3,999,990,000 (the “Floating Rate Notes”) and approximately $1.35 billion in cash, in full payment of the $7.9 billion purchase price for the Acquired Interest (the “Purchase Price”).  The resale of the Shares and the Floating Rate Notes was registered under the Securities Act of 1933, as amended, pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-107613).  The Company now owns approximately 98% of QVC’s outstanding shares. The remaining shares of QVC are held by members of the QVC management team.  Copies of the Amended and Restated Stock Purchase Agreement and the press release announcing the Closing are attached hereto as Exhibits 99.1 and 99.2 respectively.  The foregoing description of the Stock Purchase Agreement is qualified in its entirety by the complete text thereof.

The Floating Rate Notes were issued under the Thirteenth Supplemental Indenture, dated as of September 17, 2003 (the “Thirteenth Supplement”), to the Indenture, dated as of July 7, 1999, as supplemented through the date of Closing (as so supplemented, the “Indenture”), between the Company and The Bank of New York, as trustee.  A copy of the Thirteenth Supplement is attached hereto as Exhibit 99.3.  The foregoing description of the Thirteenth Supplement is qualified in its entirety by the complete text thereof.

Substantially all of the cash component of the Purchase Price was funded with the proceeds from the Company’s issuance of its 3.50% Senior Notes due 2006, in an aggregate principal amount of $1.35 billion (the “Fixed Rate Notes”), under the Fourteenth Supplemental Indenture, dated as of September 17, 2003 (the “Fourteenth Supplement”), to the Indenture.  The Fixed Rate Notes were sold pursuant to a Purchase Agreement, dated September 12, 2003 (the “Purchase Agreement”), between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as sole manager (the “Underwriter”).  Pursuant to the Purchase Agreement, proceeds from the sale of the Fixed Rate Notes in an amount equal to $1,346,814,000 were delivered at the Closing. The sale of the Fixed Rate Notes was registered under the Securities Act of 1933, as amended, pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-66034). Copies of the Fourteenth Supplement and the Purchase Agreement are attached hereto as Exhibits 99.4 and 99.5, respectively. The foregoing descriptions of the Fourteenth Supplement and the Purchase Agreement are qualified in their entirety by the complete text thereof.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

None.

(b)  PRO FORMA FINANCIAL INFORMATION.

None.

(c)  EXHIBITS.

Exhibit No.	Description

99.1

Amended and Restated Stock Purchase Agreement, dated as of June 30, 2003, by and among the Company, Comcast, Comcast QVC, Inc. and QVC.  The Company undertakes to furnish the Securities and Exchange Commission, upon request, a copy of all omitted schedules thereto.

99.2	Press Release, issued September 17, 2003 by the Company.

99.3	Thirteenth Supplemental Indenture, dated as of September 17, 2003, between the Company and The Bank of New York.

99.4	Fourteenth Supplemental Indenture, dated as of September 17, 2003, between the Company and The Bank of New York.

99.5	Purchase Agreement, dated September 12, 2003, between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

99.6	Computation of Ratio of Earnings To Fixed Charges.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 17, 2003

LIBERTY MEDIA CORPORATION

By:	/s/ Christopher W. Shean
	Name:	Christopher W. Shean
	Title:	Senior Vice President and Controller

EXHIBIT INDEX

Exhibit No.	Description

99.1

Amended and Restated Stock Purchase Agreement, dated as of June 30, 2003, by and among the Company, Comcast, Comcast QVC, Inc. and QVC.  The Company undertakes to furnish the Securities and Exchange Commission, upon request, a copy of all omitted schedules thereto.

99.2	Press Release, issued September 17, 2003 by the Company.

99.3	Thirteenth Supplemental Indenture, dated as of September 17, 2003, between the Company and The Bank of New York.

99.4	Fourteenth Supplemental Indenture, dated as of September 17, 2003, between the Company and The Bank of New York.

99.5	Purchase Agreement, dated September 12, 2003, between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

99.6	Computation of Ratio of Earnings To Fixed Charges.